UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2019

TG Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014
(Address of Principal Executive Offices)

(212) 554-4484
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐
Written communications pursuant to Rule 425 under the Securities Act.
       ☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
       ☐
Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
       ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Equity Financing

On March 1, 2019, TG Therapeutics, Inc. (“TG” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter, in a firm commitment underwritten public offering, 4,100,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) and 615,000 shares of the Company's common stock, par value $0.001 per share (the "Option Shares" and together with the Firm Shares, the "Shares"), less underwriting discounts and commissions. The transactions contemplated by the Underwriting Agreement are expected to close on March 5, 2019, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The gross proceeds to the Company are expected to be approximately $27.7 million before deducting estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The offering is being made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-218293) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2017, which was declared effective by the SEC on June 13, 2017, as supplemented by a preliminary prospectus supplement filed with the SEC on February 28, 2019 and a final prospectus supplement filed with the SEC on March 5, 2019, pursuant to Rule 424(b) under the Securities Act.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement and opinion by reference into such Registration Statement. The foregoing summary description of the offering and the documentation related thereto, including without limitation, the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Debt Financing

On February 28, 2019 (the “Closing Date”), the Company (“Borrower”) entered into a term loan facility of up to $60.0 million (“Term Loan”) with Hercules Capital, Inc., (“Hercules”), the proceeds of which will be used for its ongoing research and development programs and for general corporate purposes. The Term Loan is governed by a loan and security agreement, dated February 28, 2019 (the “Loan Agreement”), which provides for up to four separate advances. The first advance of $30.0 million was drawn on the Closing Date. Two additional advances of $10.0 million may be drawn at the Borrower’s option but subject to the clinical trial milestones, and the fourth advance of $10.0 million, available in minimum increments of $5.0 million, is available through December 15, 2020 subject to the approval of Hercules’ investment committee.

The Term Loan will mature on March 1, 2022 (the “Loan Maturity Date”). Each advance accrues interest at a per annum rate of interest equal to the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 4.75%, and (ii) 10.25%. The Term Loan provides for interest-only payments until October 1, 2020. The interest-only period may be extended to April 1, 2021 if the Borrower, on or before September 30, 2020, achieves either the third milestone or the Company has raised at least an amount equal to $150.0 million in unrestricted net cash proceeds from one or more equity financings, subordinated indebtedness and/or upfront proceeds from business development transactions permitted under the Loan Agreement, in each case after February 7, 2019, and prior to September 30, 2020. Thereafter, amortization payments will be payable monthly in eighteen installments (or, if the period requiring interest-only payments has been extended to April 1, 2021, in twelve installments) of principal and interest (subject to recalculation upon a change in prime rates). At its option upon seven business days’ prior written notice to Hercules, the Company may prepay all or any portion greater than or equal to $5.0 million of the outstanding advances by paying the entire principal balance (or portion thereof), all accrued and unpaid interest, subject to a prepayment charge of 3.0%, if such advance is prepaid in any of the first twelve months following the Closing Date, 1.5%, if such advance is prepaid after twelve months following the Closing Date but on or prior to twenty-four months following the Closing Date, and 0% thereafter. In addition, a final payment equal to 3.5% of the aggregate principal amount of the loan extended by Hercules is due on the maturity date. Amounts outstanding during an event of default shall be payable on demand and shall accrue interest at an additional rate of 4.0% per annum of the past due amount outstanding.

The Term Loan is secured by a lien on substantially all of the assets of the Borrower, other than intellectual property and contains customary covenants and representations, including a liquidity covenant, financial reporting covenant and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Borrower’s failure to make any payments of principal or interest under the Loan Agreement, promissory notes or other loan documents, (2) the Borrower’s breach or default in the performance of any covenant under the Loan Agreement, (3) the occurrence of a material adverse effect, (4) the Borrower making a false or misleading representation or warranty in any material respect, (5) the Borrower’s insolvency or bankruptcy, (6) certain attachments or judgments on the Borrower’s assets, or (7) the occurrence of any material default under certain agreements or obligations of the Borrower involving indebtedness in excess of $750,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains warrant coverage of 2% of the total amount funded. A warrant (the “Warrant") was issued by Borrower to Hercules to purchase 147,058 shares of common stock with an exercise price of $4.08. The Warrant shall be exercisable for seven years from the date of issuance. Hercules may exercise the Warrant either by (a) cash or check or (b) through a net issuance conversion. The shares will be registered and freely tradeable within six months of issuance.

Item 8.01. Other Events.

On March 1, 2019, the Company entered into an underwriting agreement with the Underwriter. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase for resale to the public, 4,100,000 shares of the Company’s Common Stock, along with an option to purchase up to an additional 615,000 shares, which was exercised. This Current Report on Form 8-K is being filed in part to incorporate the Expense Table set forth below and the opinion by reference into such Registration Statement.

Securities and Exchange Commission Registration Fee	$*
Legal Fees and Expenses	$100,000
Accountants’ Fees and Expenses	$50,000
Transfer Agent’s Fees and Expenses	$5,000
Miscellaneous Expenses	$15,000
Total	$170,000

*Previously paid

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Underwriting Agreement, dated March 1, 2019, by and between TG Therapeutics, Inc. and Cantor Fitzgerald & Co.

10.2	Loan and Security Agreement, dated February 28, 2019, by and among TG Therapeutics, Inc., TG Biologics, Inc. and Hercules Capital, Inc.

10.3	Warrant Agreement, dated February 28, 2019, by and between TG Therapeutics, Inc. and Hercules Capital, Inc.

10.4	Warrant Agreement, dated February 28, 2019, by and between TG Therapeutics, Inc. and Hercules Technology III, L.P.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: March 5, 2019
By: /s/ Sean A. Power
Sean A. Power
Chief Financial Officer